4.2 CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT, dated as of December 31, 1997 (this "Agreement"), between Say Yes Foods, Inc., a Nevada corporation (the "Company") and JNC Opportunity Fund Ltd., a corporation organized under the laws of the Cayman Islands (the "Purchaser").

     WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchaser and the Purchaser desires to purchase an aggregate principal amount of $1,250,000 of the Company's 7% Series C Convertible Preferred Stock, par value $.001 per share (the "Preferred Stock"), which is convertible into shares of the Company's common stock, par value $.001 per share (the "Common Stock").

     IN CONSIDERATION of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:


                                                 ARTICLE I

                               PURCHASE AND SALE OF PREFERRED STOCK; CLOSING

     1.1      The Closing.

              (a) The Closing. (i) Subject to the terms and conditions set forth in this Agreement, the Company shall issue and sell to the Purchaser and the Purchaser shall purchase the Preferred Stock for an aggregate purchase price of $1,250,000. The closing of the purchase and sale of the Preferred Stock (the "Closing") shall take place at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP (the "Escrow Agent"), 1290 Avenue of the Americas, New York, New York 10104, immediately following the execution hereof or such later date as the parties shall agree. The date of the Closing is hereinafter referred to as the "Closing Date."

                      (ii) Prior to the Closing, the parties shall deliver or shall cause to be delivered to the Escrow Agent such items as are required to be delivered by them in accordance with and subject to the terms and conditions of the Escrow Agreement, dated as of the date hereof, by and among the Company, the Purchaser and the Escrow Agent (the "Escrow Agreement"), including the following: (A) the Company shall deliver (1) 500,000 shares of Preferred Stock, registered in the name of the Purchaser, (2) the Warrants (as defined in Section 3.16), (3) the Amended and Restated Registration Rights

Agreement, dated the date hereof, between the Company and the Purchaser, substantially in the form of Exhibit B (the "Registration Rights Agreement"), and (4) the legal opinions of Stibel & Toulan LLP and Curran and Parry, in the forms acceptable to the Purchaser; (B) the Purchaser shall deliver $1,250,000; and (C) each party hereto shall deliver all other executed instruments, agreements and certificates as are required to be delivered hereunder by or on their behalf at the Closing.

              1(b) Form of Preferred Stock. The Preferred Stock shall have the rights preferences and privileges set forth in Exhibit A, and shall be incorporated into a Certificate of Designation ("Certificate of Designation"), in form and substance approved by the Purchaser.

              For purposes of this Agreement, "Conversion Price," "Original Issue Date," "Conversion Date" "Trading Day" and "Per Share Market Value" shall have the meanings set forth in Exhibit A; "Market Price" as at any date shall mean the average Per Share Market Value for the five (5) Trading Days immediately preceding such date, and "Business Day" shall mean any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.


                                                ARTICLE 2.

                                      REPRESENTATIONS AND WARRANTIES

     2(a)     Representations, Warranties and Agreements of the Company.  The
Company hereby makes the following representations and warranties to the
Purchaser:

              (i) Organization and Qualification. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Nevada, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than as set forth in Schedule 2.1(a) attached hereto (collectively, the "Subsidiaries"). Each of the Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of this Agreement, the Preferred Stock, the Warrants, the Registration Rights Agreement or the Escrow Agreement (collectively, the "Transaction Documents"), (y) have a material adverse effect on the results of operations, assets, prospects, or condition of the Company and the Subsidiaries, taken as a whole, or (z) adversely impair the Company's ability to perform fully on a timely basis its obligations under any Transaction Document (any of the foregoing, a "Material Adverse Effect").

              (ii) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company. Each of the Transaction Documents has been duly executed by the Company and when delivered in accordance with the terms hereof shall constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate of incorporation, by-laws or other charter documents.

              (iii) Capitalization. The authorized, issued and outstanding capital stock of the Company is set forth in Schedule 2.1(c). No shares of Common Stock are entitled to preemptive or similar rights, nor is any holder of the Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of any of the Transaction Documents. Except as disclosed in Schedule 2.1(c) and as issuable in connection with (x) the conversion of shares of the Company's 7% Series B Convertible Preferred Stock issued to the Purchaser (the "Series B Preferred") and (y) the exercise of the Common Stock purchase warrants of the Company issued in connection with the sale of the Series B Preferred (the "Series B Warrants"), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Preferred Stock and Warrants hereunder, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. To the knowledge of the

Company, except as specifically disclosed in the SEC Documents (as defined below) or Schedule 2.1(c), no Person (as defined below) beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or has the right to acquire by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the Common Stock. There are no agreements or arrangements under which the Company or any Subsidiary is obligated to register the sale of any of their securities under the Securities Act (other than as contemplated in the Registration Rights Agreement). A "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

              (iv) Issuance of Preferred Stock, Warrants and Underlying Shares. The Preferred Stock and the Warrants are duly authorized, and, when issued in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of first refusals of any kind (collectively, "Liens"). The Company has and at all times while the Preferred Stock and the Warrants are outstanding will maintain an adequate reserve of duly authorized shares of Common Stock to enable it to perform its conversion, exercise and other obligations under this Agreement, the Warrants and the Preferred Stock and in no circumstances shall such reserved and available shares of Common Stock be less than the sum of (i) two times the number of shares of Common Stock as would be issuable upon conversion in full of the Preferred Stock, assuming such conversion were effected on the Original Issue Date or the Filing Date (as defined in the Registration Rights Agreement), whichever yields a lower Conversion Price, (ii) the number of shares of Common Stock as are issuable as payment of dividends on the Preferred Stock, and (iii) the number of shares of Common Stock as are issuable upon exercise in full of the Warrants. The shares of Common Stock issuable upon conversion of the Preferred Stock, as payment of dividends in respect thereof and upon exercise of the Warrants are sometimes referred to herein as the "Underlying Shares," and the Preferred Stock, Warrants and Underlying Shares are, are collectively referred to herein as, the "Securities." When issued in accordance with the terms of the Preferred Stock and the Warrants, the Underlying Shares will be duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens.

              (v) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of its certificate of incorporation, bylaws or other charter documents (each as amended through the date hereof) or (ii) subject to obtaining the consents referred to in Section 2.1(f), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument (evidencing a Company debt or otherwise) to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except in the case of each of clauses (ii) and
(iii), as could not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, do not have a Material Adverse Effect.

              (vi) Consents and Approvals.  Except as specifically  set forth in
Schedule 2.1(f), neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents other than
(i) the filing of a registration statement covering the resale of the Underlying Shares by the Purchaser (the "Underlying Shares Registration Statement") with the Securities and Exchange Commission (the "Commission"), which shall be filed in the time period set forth in the Registration Rights Agreement and (ii) other than, in all other cases, where the failure to obtain such consent, waiver, authorization or order, or to give or make such notice or filing, could not have or result in, individually or in the aggregate, a Material Adverse Effect (together with the consents, waivers, authorizations, orders, notices and filings referred to in Schedule 2.1(f), the "Required Approvals").

              (vii) Litigation; Proceedings. Except as specifically disclosed in the Disclosure Materials (as hereinafter defined), there is no action, suit, notice of violation, proceeding or investigation pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (Federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, individually or in the aggregate, have or result in a Material Adverse Effect.

              (viii) No Default or Violation. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred which has not been waived which, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority, except as could not individually or in the aggregate, have or result in, individually or in the aggregate, a Material Adverse Effect.

              (ix) Private Offering. Assuming the accuracy of the representations and warranties of the Purchaser set forth in Section 2.2(b)-(f), the issuance and sale of the Securities to the Purchaser as contemplated hereby are exempt from the registration requirements of the Securities Act. Neither the Company nor any Person acting on its behalf has taken or will take any action which might subject the offering, issuance or sale of the Securities to the registration requirements of the Securities Act.

              (x) Disclosure Material. The financial statements of the Company dated December 31, 1996 and September 30, 1997 and any other financial statements delivered by the Company to the Purchaser (the "Financial Statements" and, together with the Schedules to this Agreement and other documents and information furnished by or on behalf of the Company at any time prior to the Closing, the "Disclosure Materials") comply in all material respects with applicable accounting requirements. Such Financial Statements have been prepared in accordance with United States generally accepted accounting principles, applied on a consistent basis ("GAAP") during the periods involved, except as may be otherwise specified in such Financial Statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments. There are no liabilities, contingent or otherwise, of the Company involving material amounts not disclosed in said Financial Statements. The Disclosure Materials do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Other than the $200,000 loan from Global Dairy Products Ltd., since September 30, 1997, there has been no event, occurrence or development that has had or that could have or result in a Material Adverse Effect.

              (xi) Investment Company. The Company is not, and is not an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

              (xii) Certain Fees. Other than fees payable to CDC Consulting, Inc., no fees or commissions will be payable by the Company to any broker, financial advisor, finder, investment banker, or bank with respect to the transactions contemplated hereby. Neither the Purchaser nor any of its affiliates shall have any obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated hereby. The Company shall indemnify and hold harmless the Purchaser, its respective employees, officers, directors, agents, and partners, and their respective Affiliates (as such term is defined under Rule 405 promulgated under the Securities Act), from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees.

              (xiii) Solicitation Materials. The Company has not (i) distributed any offering materials in connection with the offering and sale of the Securities other than the Disclosure Materials and any amendments and supplements thereto or (ii) solicited any offer to buy or sell the Securities by means of any form of general solicitation or advertising.

              (xiv) Exclusivity. The Company shall not issue and sell Preferred Stock to any Person other than the Purchaser.

              (xv) Listing and Maintenance Requirements Compliance. The Company has not in the two years preceding the date hereof received written notice from any stock exchange, market or trading facility on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing, maintenance or other requirements of such exchange, market, trading or quotation facility. The Company has no reason to believe that it does not now or will not in the future meet any such requirements.

              (xvi) Patents and Trademarks. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and rights which are necessary for use in connection with its business and which the failure to so have would have a Material Adverse Effect (collectively, the "Intellectual Property
Rights"). To the best knowledge of the Company, there is no existing infringement of any of the Intellectual Property Rights.

              (r) Disclosure. All information relating to or concerning the Company set forth in the Transaction Documents or provided to the Purchaser or its respective representatives and counsel in connection with the transactions contemplated hereby is true and correct in all material respects and does not fail to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. The Company confirms that it has not provided to the Purchaser or any of its representatives, agents or counsel any information that constitutes or might constitute material nonpublic information. The Company understands and confirms that the Purchaser shall be relying on the foregoing representation in effecting transactions in securities of the Company.

     2(b)     Representations and Warranties of the Purchaser.  The Purchaser
hereby makes the following representations and warranties to the Company.

              (i)   Organization;   Authority.   Such  Purchaser  is  an  entity
organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and to carry out its obligations thereunder. The acquisition of the Securities to be acquired hereunder by such Purchaser has been duly authorized by all necessary action on the part of such Purchaser. Each of this Agreement, the Registration Rights Agreement and the Escrow Agreement has been duly executed and delivered by such Purchaser and constitutes the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

              (ii) Investment Intent. Such Purchaser is acquiring the Securities to be acquired hereunder by such Purchaser for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof or interest therein, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act and in compliance with applicable state securities laws or under an exemption from such registration.

              (iii) Purchaser Status. At the time such Purchaser was offered the Securities to be acquired hereunder by such Purchaser, it was, at the date hereof, it is, and at the Closing Date, it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act.

              (iv) Experience of Purchaser. Such Purchaser either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.

              (v) Ability of Purchaser to Bear Risk of Investment. Such Purchaser acknowledges that the Securities are speculative investments and involve a high degree of risk and such Purchaser is able to bear the economic risk of an investment in the Securities to be acquired hereunder by such Purchaser, and, at the present time, is able to afford a complete loss of such investment.

              (vi) Access to Information. Such Purchaser acknowledges receipt of the Disclosure Materials and further acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities, and the merits and risks of investing in the Securities, (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to eval uate its investment, and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained in the Disclosure Materials. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

              (vii) Reliance.  Such Purchaser  understands and acknowledges that
(i) the Securities to be acquired by it hereunder are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

              The Company acknowledges and agrees that the Purchaser makes no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.2.

                                                ARTICLE 3.

                                      OTHER AGREEMENTS OF THE PARTIES

     3(a) Transfer Restrictions. (i) Securities may only be disposed of pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from or in a transaction not subject to the registration requirements thereof. In connection with any transfer of any Securities other than pursuant to an effective registration statement or to the Company, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register (i) any transfer of Securities by one Purchaser to another Purchaser, and agrees that no documentation other than executed transfer documents shall be required for any such transfer, and (ii) any transfer by any Purchaser to an Affiliate of such Purchaser or to an Affiliate of another Purchaser, or any transfers among any such Affiliates provided in each case of clauses (i) and
(ii) the transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Any such Purchaser or Affiliate transferee shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

              (ii) The Purchaser agrees to the imprinting, so long as is required by this Section 3.1(b), of the following legend on the Securities:

              NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

     [FOR PREFERRED STOCK ONLY]  THESE SHARES REPRESENTED BY THIS
     CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER

     AND CONVERSION SET FORTH IN SECTION 3.8 OF A CONVERTIBLE STOCK PURCHASE AGREEMENT, DATED AS OF DECEMBER 31, 1997, BETWEEN SAY YES FOODS, INC. (THE "COMPANY") AND THE ORIGINAL HOLDERS HEREOF. A COPY OF THAT AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

              Underlying Shares shall not contain the legend set forth above if the conversion of Preferred Stock, exercise of Warrants or other issuances of Underlying Shares as contemplated hereby, as the case may be, occurs at any time while an Underlying Shares Registration Statement is effective under the Securities Act or, in the event there is not an effective Underlying Shares Registration Statement at such time, if in the opinion of counsel to the Company such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company agrees that it will provide the Purchaser, upon request, with a certificate or certificates representing Underlying Shares, free from such legend at such time as such legend is no longer required hereunder. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in this Section 3.1(b).

     3(b) Acknowledgement of Dilution. The Company acknowledges that the issuance of Underlying Shares upon (i) conversion of the Preferred Stock and as payment of interest thereon and (ii) exercise of the Warrants may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation to issue Underlying Shares, as provided in the Transaction Documents, is not and shall not be effected by any such dilution.

     3(c) Furnishing of Information. As long as the Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. If at any time prior to the date on which the Purchaser may resell all of its Underlying Shares without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act (as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent for the benefit of and enforceable by the Purchaser) the Company is not required to file reports pursuant to such sections, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including the legal opinion referenced above in this Section. Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with such requirements.

     3(d) Use of Disclosure Materials. The Company consents to the use of the Disclosure Materials and any information provided by or on behalf of the Company pursuant to Section 3.3, and any amendments and supplements thereto, by the Purchaser in connection with resales of the Securities other than pursuant to an effective registration statement.

     3(e) Blue Sky Laws. In accordance with the Registration Rights Agreement, the Company shall qualify the Underlying Shares under the securities or Blue Sky laws of such jurisdictions as the Purchaser may request and shall continue such qualification at all times until the Purchaser notifies the Company in writing that they no longer own Securities; provided, however, that neither the Company nor its Subsidiaries shall be required in connection therewith to qualify as a foreign corporation where they are not now so qualified or to take any action that would subject the Company to general service of process in any such jurisdiction where it is not then so subject.

     3(f) Integration. The Company shall not and shall use its best efforts to ensure that no Affiliate shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the issue or sale of the Securities to the Purchaser.

     3(g) Increase in Authorized Shares. At such time as the Company would be, if a notice of conversion or exercise (as the case may be) were to be delivered on such date, precluded from (a) converting the full outstanding principal amount of Preferred Stock (and paying any accrued but unpaid dividends in respect thereof in shares of Common Stock) that remain unconverted at such date or (b) honoring the exercise in full of the Warrants due to the unavailability of a sufficient number of shares of authorized but unissued or re-acquired Common Stock, the Board of Directors of the Company shall promptly (and in any case within 30 Business Days from such date) prepare and mail to the shareholders of the Company proxy materials requesting authorization to amend the

Company's restated certificate of incorporation to increase the number of shares of Common Stock which the Company is authorized to issue to at least such number of shares as reasonably requested by the Purchaser in order to provide for such number of authorized and unissued shares of Common Stock to enable the Company to comply with its conversion, exercise and reservation of shares obligations as set forth in this Agreement, the Preferred Stock and the Warrants. In connection therewith, the Board of Directors shall (a) adopt proper resolutions authorizing such increase, (b) recommend to and otherwise use its best efforts to promptly and duly obtain stockholder approval to carry out such resolutions (and hold a special meeting of the shareholders no later than the 60th day after delivery of the proxy materials relating to such meeting) and (c) within 5 Business Days of obtaining such shareholder authorization, file an appropriate amendment to the Company's certificate of incorporation to evidence such increase.

     3(h) Purchaser Ownership of Common Stock. The Purchaser shall not convert Preferred Stock or exercise its Warrant to the extent such conversion or exercise would result in such Purchaser beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of the Preferred Stock and the Series B Preferred and the Series B Warrants held by such Purchaser after application of this Section. To the extent that the limitation contained in this Section applies, the determination of whether Preferred Stock are convertible (in relation to other securities owned by a Purchaser) and of which portion of the principal amount of such Preferred Stock are convertible shall be in the sole discretion of such Purchaser, and the submission of Preferred Stock for conversion shall be deemed to be such Purchaser's determination of whether such Preferred Stock are convertible (in relation to other securities owned by a Purchaser) and of which portion of such Preferred Stock are convertible, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. Nothing contained herein shall be deemed to restrict the right of a Purchaser to convert Preferred Stock or Series B Preferred at such time as such conversion will not violate the provisions of this Section. The provisions of this Section may be waived by a Purchaser as to itself (and solely as to itself) upon not less than 75 days prior notice to the Company, and the provisions of this Section shall continue to apply until such 75th day (or later, if stated in the notice of waiver).

     3(i) Listing of Underlying Shares. The Company will use its commercially reasonable efforts to list the Common Stock for trading on either the Nasdaq SmallCap Market or Nasdaq National Market as soon as possible after the Closing Date and to maintain such listing thereafter as long as Underlying Shares are outstanding. If the Common Stock hereafter is listed for trading on the Nasdaq National Market, Nasdaq

SmallCap Market (or on the American Stock Exchange or New York Stock Exchange, or any other national securities market or exchange), then the Company shall (1) take all necessary steps to list the Underlying Shares thereon, including the preparation of any required additional listing application therefor covering at least the sum of (i) two times the number of Underlying Shares as would be issuable upon a conversion in full of the then outstanding principal amount of Preferred Stock (plus all Underlying Shares are issuable as payment of dividends thereon, assuming all such dividends were paid in shares of Common Stock) and upon exercise in full of the then unexercised portion of the Warrants and (2) provide to the Purchaser evidence of such listing, and the Company shall maintain the listing of its Common Stock on such exchange or market. In addition, if at any time following the listing of the Underlying Shares in accordance with the foregoing, the number of shares of Common Stock issuable on conversion of all then outstanding shares of Preferred Stock, on account of accrued and unpaid dividends thereon and upon exercise in full of the Warrants is greater than the number of shares of Common Stock theretofore listed, the Company shall promptly take such action to file an additional shares listing application covering at least a number of shares equal to the sum of (x) 200% of
(A) the number of Underlying Shares as would then be issuable upon a conversion in full of the Preferred Stock, and (B) the number of Underlying Shares as would be issuable as payment of dividends on the Preferred Stock and (y) the number of Underlying Shares as would be issuable upon exercise in full of the Warrants.

     3(j)     Conversion Procedures.  Exhibit E sets forth the form of Transfer
Agent Instructions which shall be executed by the Company's transfer agent prior to the Closing Date.

     3(k) Purchaser's Rights if Trading in Common Stock is Suspended or Delisted. If at any time while any Purchaser (or any assignee thereof) owns any Securities the Common Stock is not Actively Traded (as defined below) on the OTC Bulletin Board (or, if after the Closing Date the Common Stock is listed on any of the exchange, markets or trading facilities contemplated in Section 3.9, if the Common Stock is delisted or suspended from trading on such exchange, market or trading facility, other than as a result of the suspension of trading in securities on such market or exchange generally, or temporary suspensions pending the release of material information) for more than three (3) Trading Days, then, notwithstanding anything to the contrary contained in any Transaction Document, at a Purchaser's option exercisable by five (5) Business Days prior written notice to the Company, the Company shall redeem all Preferred Stock and Underlying Shares then held by the Purchaser, at an aggregate purchase price equal to the sum of (I) the number of shares of Preferred Stock then held by the Purchaser multiplied by the product of (1) the average Per Share Market Value for the five (5) Trading Days immediately preceding (a) the day of such notice or (b) the date of payment in full of the redemption price calculated under this Section 3.11, whichever is greater, multiplied by (2) the Conversion Ratio on the date of the repurchase notice,
(II) the number of Underlying Shares then held by the Purchaser multiplied by the average Per Share Market Value for the five (5) Trading Days immediately preceding (A) the date of the notice or (B) the date of payment in full by the Company of the redemption price calculated under this Section 3.11, whichever is greater, and (III) interest on the amounts set forth in I - II above accruing from the 5th day after such notice until the redemption price under this Section
3.11 is paid in full at the rate of 15% per annum. If after the Original Issue Date the Common Stock shall be listed for trading or quoted on the Nasdaq SmallCap Market, Nasdaq National Market or any other national securities exchange or market, this provision shall similarly apply to any delistings or suspensions therefrom. The term "Actively Traded" shall mean that (i) shares of Common Stock worth at least $500,000 trade on the OTC Bulletin Board (or any other national securities exchange or market on which the Common Stock is then listed or traded) in any five consecutive Trading Day period and (ii) there are at least eight (8) market makers actively making a market in the Common Stock.

     3(l) Use of Proceeds. The Company shall use all of the proceeds from the sale of the Securities for working capital purposes and not for the satisfaction of Company debt or to redeem Company any equity or equity-equivalent securities. Pending application of the proceeds of this placement in the manner permitted hereby the Company will invest such proceeds in interest bearing accounts and/or short-term, investment grade interest bearing securities.

     3(m) Notice of Breaches. Each of the Company and the Purchaser shall give prompt written notice to the other of any breach by it of any representation, warranty or other agreement contained in any Transaction Document, as well as any events or occurrences arising after the date hereof, which would reasonably be likely to cause any representation or warranty or other agreement of such party, as the case may be, contained in the Transaction Document to be incorrect or breached as of such Closing Date. However, no disclosure by either party pursuant to this Section shall be deemed to cure any breach of any representation,  warranty  or  other  agreement  contained  in  any  Transaction
Document.

     Notwithstanding the generality of the foregoing, the Company shall promptly notify the Purchaser of any notice or claim (written or oral) that it receives from any lender of the Company to the effect that the consummation of the transactions contemplated by the Transaction Documents violates or would violate any written agreement or understanding between such lender and the Company, and the Company shall promptly furnish by facsimile to the holders of the Preferred Stock a copy of any written statement in support of or relating to such claim or notice.

     3(n) Conversion Obligations of the Company. The Company shall honor conversions of the Preferred Stock and exercises of the Warrants and shall deliver Underlying Shares in accordance with the respective terms and conditions and time periods set forth in the Preferred Stock and the Warrants.

     3(o) Right of First Refusal; Subsequent Registrations; Certain Corporate Actions. (i) The Company shall not, directly or indirectly, without the prior written consent of Encore Capital Management, L.L.C. ("Encore"), offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition) any of its or its Affiliates' equity or equity-equivalent securities or any instrument that permits the holder thereof to acquire Common Stock at any time over the life of the security or investment at a price that is less than the market price of the Common Stock at the time of issuance of such security or investment (a "Subsequent Financing") for a period of 180 days after the Closing Date, except
(i) the granting of options or warrants to employees, officers and directors, and the issuance of shares upon exercise of options granted, under any stock option plan heretofore or hereinafter duly adopted by the Company, (ii) shares issued upon exercise of any currently outstanding warrants and upon conversion of any currently outstanding convertible preferred stock in each case disclosed in Schedule 3.1(c), and (iii) shares of Common Stock issued upon conversion of Preferred Stock, as payment of dividends thereon, or upon exercise of the Warrants in accordance with their respective terms, unless (A) the Company delivers to Encore a written notice (the "Subsequent Financing Notice") of its intention effect such Subsequent Financing, which Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Financing shall be affected, and attached to which shall be a term sheet or similar document relating thereto and (B) Encore shall not have notified the Company by 5:00 p.m. (New York City time) on the tenth
(10th) Trading Day after its receipt of the Subsequent Financing Notice of its willingness to cause the Purchaser to provide (or to cause its sole designee to provide), subject to completion of mutually acceptable documentation, financing to the Company on substantially the terms set forth in the Subsequent Financing Notice. If Encore shall fail to notify the Company of its intention to enter into such negotiations within such time period, the Company may effect the Subsequent Financing substantially upon the terms and to the Persons (or Affiliates of such Persons) set forth in the Subsequent Financing Notice;
provided, that the Company shall provide Encore with a second Subsequent Financing Notice, and Encore shall again have the right of first refusal set forth above in this paragraph (a), if the Subsequent Financing subject to the initial Subsequent Financing Notice shall not have been consummated for any reason on the terms set forth in such Subsequent Financing Notice within thirty
(30) Trading Days after the date of the initial

Subsequent Financing Notice with the Person (or an Affiliate of such Person) identified in the Subsequent Financing Notice.

              (ii) Except Underlying Shares and other "Registrable Securities" (as such term is defined in the Registration Rights Agreement) to be registered in accordance with the Registration Rights Agreement, and other than Company securities to be registered for resale in connection with financings permitted pursuant to paragraph (a)(i) through (iii) of this Section, the Company shall not, without the prior written consent of the Purchaser, (i) issue or sell any of its or any of its Affiliates' equity or equity-equivalent securities pursuant to Regulation S promulgated under the Securities Act, or (ii) register for resale any securities of the Company for a period of not less than 90 Trading Days after the date that the Underlying Shares Registration Statement is declared effective by the Commission. Any days that a Purchaser is unable to sell Underlying Shares under the Underlying Shares Registration Statement shall be added to such 90 Trading Day period for the purposes of (i) and (ii) above.

                      (iii)    As long as there are shares of Preferred Stock
outstanding, the
Company shall not and shall cause the  Subsidiaries  not to, without the consent of the holders of the Preferred Stock, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the holders of Preferred Stock; (ii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock other than as to the Underlying Shares; or (iii) enter into any agreement with respect to any of the foregoing.

     3(p) The Warrants. At the Closing, the Company shall issue to the Purchaser, a Common Stock purchase warrant, in the form of Exhibit D (the "Warrants"), pursuant to which the Purchaser shall have the right at any time and from time to time thereafter through the fifth anniversary of the date of issuance thereof, to acquire 62,500 shares of Common Stock at an exercise price per share equal to $2.50 per share.
   3(q) Transfer of Intellectual Property Rights. Except in connection with the sale of all or substantially all of the assets of the Company, the Company shall not transfer, sell or otherwise dispose of, any Intellectual Property Rights, or allow the Intellectual Property Rights to become subject to any Liens, or fail to renew such Intellectual Property Rights (if renewable and would otherwise expire), without the prior written consent of the Purchaser.

     3(r) Certain Securities Laws Disclosures; Publicity. (a) The Company shall timely file with the Commission a Form D promulgated under the Securities Act as required under Regulation D promulgated under the Securities Act and provide a copy thereof to the Purchaser promptly after the filing thereof. The Company shall file with the Commission (i) a press release acceptable to the Purchaser disclosing the transactions contemplated hereby within three (3) Business Days after the Closing Date and (ii) a Report on Form 8-K disclosing this Agreement and the transactions contemplated hereby within ten (10) Business Days after the Closing Date.

              (b) In furtherance and in addition to the obligation of the Company set forth in Section 3.18(a) above, the Company and the Purchaser shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement.

     3(s) Reimbursement. In the event that any Purchaser, other than by reason of its gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by or against any person, including stockholders of the Company, in connection with or as a result of the consummation of the transactions contemplated pursuant to the Transaction Documents, the Company will reimburse such Purchaser for its legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. In addition, with respect to the Purchaser, other than with respect to any matter in which such Purchaser is a named party, the Company will pay such Purchaser the charges, as reasonably determined by such Purchaser, for the time of any officers or employees of such Purchaser devoted to appearing and preparing to appear as witnesses, assisting in preparation for hearings, trials or pretrial matters, or otherwise with respect to inquiries, hearings, trials, and other proceedings relating to the subject matter of this Agreement. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliate of the Purchaser and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchaser and any such other person or entity, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchaser and any other such person or entity. The Company also agrees that no Purchaser or any such affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of the Transaction Documents except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or willful misconduct of such Purchaser or entity in connection with the transactions contemplated by this Agreement.


                                                ARTICLE 4.

                                               MISCELLANEOUS


4(a) Fees and Expenses. The Company shall pay the Purchaser at Closing (i) $3,000 for its legal fees and disbursements in connection with the preparation and negotiation of the Transaction Documents and (ii) $3,000 for its due diligence expenses in connection with the transactions contemplated hereby. Other than the amounts set forth in the immediately preceding sentence, and except as set forth in the Registration Rights Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Preferred Stock pursuant hereto. The Purchaser shall be responsible for its own respective tax liability that may arise as a result of the investment hereunder or the transactions contemplated by this Agreement.

              4(b) Entire Agreement; Amendments. This Agreement, together with the Exhibits and Schedules hereto, the Preferred Stock and the Warrants contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

              4(c) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 7:00 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in the Purchase Agreement later than 7:00 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

         If to the Company:                      Say Yes Foods, Inc.
                                                 6380 South Eastern
                                                 Suite No. 3
                                                 Las Vegas, NV 89119
                                                 Facsimile No.:  (702) 262-6441
                                                 Attn:  Chief Financial Officer

         With copies to:            Stibel & Toulan LLP
                                                 183 State Street
                                                 Boston, MA 02109
                          Facsimile No.: (617)523-6100
                         Attn: Roy D. Toulan, Jr., Esq.

 If to the
 Purchaser:                              JNC Opportunity Fund Ltd.
                                         Olympia Capital (Cayman) Ltd.
                                         c/o Olympia Capital (Bermuda) Ltd.
                                         Williams House, 20 Reid Street
                                         Hamilton HM11, Bermuda
                                         Facsimile No.:  (441) 295-2305
                                         Attn:  Alan Brown

 With copies to:            Encore Capital Management, L.L.C.
                                         12007 Sunrise Valley Drive, Suite 460
                                         Reston, VA  20191
                                         Facsimile No.:  (703) 476-7711
                       Attn: Neil T. Chau

                                  -and-

                       Robinson Silverman Pearce Aronsohn &
                                   Berman LLP
                           1290 Avenue of the Americas
                               New York, NY 10104
                          Facsimile No.: (212) 541-4630
                            Attn: Eric L. Cohen, Esq.

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

              4(d) Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchaser; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

              4(e) Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

              4(f) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser. Except as set forth in Section 3.1(a), neither Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

              4(g) No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and, other than with respect to permitted assignees under Section 4.6, is not for the benefit of, nor may any provision hereof be enforced by, any other person.

              4(h) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

              4(i) Survival. The representations, warranties, agreements and covenants contained in this Agreement shall survive the Closing and the and conversion of the Preferred Stock and exercise of the Warrants.

              4(j) Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

              4(k) Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

                                [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                                          SIGNATURE PAGE FOLLOWS]

              IN WITNESS WHEREOF, the parties hereto have caused this Preferred Stock Purchase Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

                                            SAY YES FOODS, INC.



                                        By:___________________________
                                           Name:
                                           Title:


                                        JNC OPPORTUNITY FUND LTD.



                                        By:___________________________
                                           Name:
                                           Title:

--------------------------------------------------------------------------------






                              CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

                                                 Between


                                           SAY YES FOODS, INC.,

                                                   and

                                        JNC OPPORTUNITY FUND LTD.


                                      -----------------------------



                                            December 31, 1997


                                      ------------------------------



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